UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HORTONWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hortonworks, Inc.

5470 Great America Parkway

Santa Clara, CA 95054

April 26, 2016

Dear Hortonworks Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Hortonworks, Inc. (“Hortonworks”) to be held on Wednesday, May 25, 2016 at 1:00 p.m. Pacific Time at Hortonworks’ offices at 5470 Great America Parkway, Santa Clara, CA 95054.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Hortonworks. We look forward to seeing you at our Annual Meeting.

Sincerely,

Robert Bearden

Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the meeting and save Hortonworks the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors or the amendment and restatement of our 2014 Stock Option and Incentive Plan unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

Hortonworks, Inc.

5470 Great America Parkway

Santa Clara, CA 95054

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Hortonworks, Inc. (“Hortonworks”) will hold its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 25, 2016 at 1:00 p.m. Pacific Time at Hortonworks’ offices at 5470 Great America Parkway, Santa Clara, CA 95054 for the following purposes:

•	To elect three Class II directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

•	To approve the amendment and restatement of the Hortonworks, Inc. 2014 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder and extend the term thereof;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

On or about April 26, 2016, we mailed to our stockholders our proxy statement for our 2016 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2015 Annual Report on Form 10-K (the “2015 Annual Report”). The Proxy Statement and 2015 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

Only stockholders of record at the close of business on April 8, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at investor@hortonworks.com.

By Order of the Board of Directors,

Robert Bearden

Chairman of the Board of Directors and Chief Executive Officer

Santa Clara, California

April 26, 2016

HORTONWORKS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Hortonworks, Inc.

5470 Great America Parkway

Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 25, 2016

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2016 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2016 Annual Meeting of Stockholders. The Annual Meeting will be held at 1:00 p.m. Pacific Time on Wednesday, May 25, 2016 at Hortonworks, Inc.’s offices at 5470 Great America Parkway, Santa Clara, CA 95054. On or about April 26, 2016, we mailed our stockholders the Proxy Statement and our 2015 Annual Report on Form 10-K (the “2015 Annual Report”).

In this Proxy Statement, the terms “Hortonworks,” “the company,” “we,” “us” and “our” refer to Hortonworks, Inc. and its subsidiaries. The mailing address of our principal executive offices is Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, CA 95054.

Record Date	April 8, 2016.

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	57,133,650 shares of common stock were outstanding as of April 8, 2016.

Voting	There are four ways a stockholder of record can vote:

(1) by Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 24, 2016 (have your proxy card in hand when you visit the website);

(2) by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 24, 2016 (have your proxy card in hand when you call);

(3) by completing and mailing your proxy card; or

(4) by written ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 24, 2016. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow the bank’s or broker’s instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted, or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting.

For Proposal One, the election of directors, the three nominees receiving the greatest number of votes “for” their election will be elected as directors.

For Proposal Two, a majority of the votes properly cast (meaning the number of votes “for” Proposal Two must exceed the number of votes “against” Proposal Two) is required to approve the amendment and restatement of the Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “2014 Plan”).

For Proposal Three, a majority of the votes properly cast (meaning the number of votes “for” Proposal Three must exceed the number of votes “against” Proposal Three) is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Effect of Abstentions and Broker Non-Votes	Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the approval of the amendment and restatement of the 2014 Plan or on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Broker nonvotes also will have no effect on the outcome of these proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Deloitte & Touche LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors or in the approval of the amendment and restatement of the 2014 Plan unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of the nominees for director, “FOR” the approval of the amendment and restatement of the 2014 Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company	We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include the following: (i) an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting; (ii) an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements. We will remain an emerging growth company until the earliest to occur of the following: (a) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (b) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; (c) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; or (d) the last day of the fiscal year ending after the fifth anniversary of our initial public offering (“IPO”). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to irrevocably “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but we intend to take advantage of certain of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Householding	If you are a beneficial owner of our common stock and you receive your proxy materials through Broadridge Financial Solutions, Inc. (“Broadridge”) or another intermediary (e.g., your bank or broker) and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the 2015 Annual Report than the number of beneficial owners at that address. Under a procedure called “householding,” the rules of the Securities and Exchange Commission (the “SEC”) permit Broadridge and other intermediaries to deliver only one Notice, Proxy Statement and 2015 Annual Report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Broadridge or another intermediary and (i) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the 2015 Annual Report or any future proxy statement or annual report or (ii) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge or another intermediary and you wish to request delivery of a single copy of any future proxy statement or annual report to the shared address in the future, please either notify your bank or broker, or contact Broadridge, either by calling toll-free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Individuals who request removal from the householding program will be removed within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Membership and Structure

Our Board currently consists of seven members: Robert Bearden, Paul Cormier, Peter Fenton, Martin Fink, Kevin Klausmeyer, Jay Rossiter and Michelangelo Volpi. Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors will expire at the 2017 Annual Meeting and the term of the Class I directors will expire at the 2018 Annual Meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office, subject to their earlier death, resignation or removal.

Nominees

Our Board has nominated Martin Fink, Jay Rossiter and Michelangelo Volpi for election as Class II directors to hold office until the 2019 Annual Meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each of the nominees. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director, and who are otherwise “independent” directors under the published listing requirements of the NASDAQ Stock Market (“NASDAQ”).

Director Nominees and Continuing Directors

The following table sets forth summary information regarding each director nominee and continuing director as of March 31, 2016:

Name	Class	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
2016 Director Nominees:
Martin Fink	II	51
Jay Rossiter	II	58
Michelangelo Volpi	II	49
Continuing Directors:
Paul Cormier	III	58
Peter Fenton	III	43
Robert Bearden	I	49
Kevin Klausmeyer	I	57

Chair

Member

Audit Committee Financial Expert

Information Concerning Nominees for Election for a Three-Year Term Ending at the 2019 Annual Meeting

Martin Fink. Mr. Fink has served on our Board since July 2014. Since November 2012, Mr. Fink has served as Executive Vice President, Chief Technology Officer and Director, HP Labs, of Hewlett Packard Enterprise (and its predecessor entity, Hewlett-Packard Company), an information technology company. Since November 2013, Mr. Fink has served as General Manager, HP Cloud, of Hewlett Packard Enterprise (and its predecessor entity, Hewlett-Packard Company). From 1985 to November 2012, Mr. Fink served in various roles at Hewlett-Packard Company, most recently as Senior Vice President and General Manager, Business Critical Systems and Converged Application Systems. Mr. Fink holds an associate’s degree in electrical and electronics engineering from Loyalist College and an M.B.A. from Colorado State University.

We believe that Mr. Fink is qualified to serve as a member of our Board because of his significant operational expertise gained as an executive at a leading technology company and his knowledge of the technology industry.

Jay Rossiter. Mr. Rossiter has served on our Board since July 2011. Mr. Rossiter has served as Senior Vice President of Yahoo! Inc., an Internet company, since January 2008. Mr. Rossiter currently serves on the board of QLogic Corporation, a server and storage networking company. Mr. Rossiter holds a bachelor’s degree in mathematics from SUNY Binghamton and a master’s degree in computer, information and control engineering from the University of Michigan.

We believe that Mr. Rossiter is qualified to serve as a member of our Board because of his significant operational expertise gained as an executive at a leading technology company and his knowledge of the technology industry.

Michelangelo Volpi. Mr. Volpi has served on our Board since October 2011. Since July 2009, Mr. Volpi has served as a General Partner of Index Ventures, a venture capital firm. From June 2007 to July 2009, Mr. Volpi served as Chief Executive Officer of Joost N.V., an Internet premium video services company. From

1994 to June 2007, Mr. Volpi served in various executive roles at Cisco Systems, Inc., a networking and telecommunications company. Mr. Volpi currently serves on the board of Exor S.p.A., an investment company, and Pure Storage, Inc., a storage array company. From April 2010 to April 2013, Mr. Volpi served on the board of directors of Telefonaktiebolaget L. M. Ericsson, a communications technology company. Mr. Volpi holds a B.S. in mechanical engineering, an M.S. in manufacturing systems engineering and an M.B.A. from Stanford University.

We believe that Mr. Volpi is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Information Concerning Directors Continuing in Office Until the 2017 Annual Meeting

Paul Cormier. Mr. Cormier has served on our Board since October 2011. Mr. Cormier has served as President, Products and Technologies of Red Hat, Inc., a provider of open source software solutions, since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and Internet services company. Mr. Cormier holds a B.S. in business administration from Fitchburg State College and an M.S. in software development and management from the Rochester Institute of Technology.

We believe that Mr. Cormier is qualified to serve as a member of our Board because of his significant operational expertise gained as a senior executive at leading technology companies as well as his knowledge of the technology industry generally, and in particular, open source solutions.

Peter Fenton. Mr. Fenton has served as a member of our Board since July 2011. Since September 2006, Mr. Fenton has served as a General Partner of Benchmark, a venture capital firm. From October 1999 to May 2006, Mr. Fenton served as a Managing Partner at Accel Partners, a venture capital firm. Mr. Fenton currently serves on the boards of directors of Yelp Inc., a local directory and user review service, Twitter, Inc., a social networking service, Zendesk, Inc., a software development company that provides a software-as-a-service customer service platform, and New Relic, Inc., a software analytics company. Mr. Fenton holds a B.A. in philosophy and an M.B.A. from Stanford University.

We believe that Mr. Fenton is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Information Concerning Directors Continuing in Office Until the 2018 Annual Meeting

Robert Bearden. Mr. Bearden co-founded Hortonworks and has served as our Chief Executive Officer from April 2011 to June 2011 and since February 2012, and as a member of our Board since April 2011. From August 2009 to April 2011, Mr. Bearden served as an Entrepreneur in Residence at Benchmark, a venture capital firm. From March 2008 to August 2009, Mr. Bearden served as President and Chief Operating Officer of SpringSource Inc., a provider of open source software solutions that was acquired by VMware, Inc. Mr. Bearden holds a B.S. in marketing from Jacksonville State University.

We believe that Mr. Bearden is qualified to serve as a member of our Board because of his operational and historical expertise gained from serving as our Chief Executive Officer and as a senior executive at other technology companies as well as his knowledge of the technology industry.

Kevin Klausmeyer. Mr. Klausmeyer has served on our Board since August 2014. From April 2013 to October 2013, Mr. Klausmeyer served on the board of directors of Sourcefire, Inc., a provider of network security solutions (acquired by Cisco Systems, Inc.). From July 2003 to September 2012, Mr. Klausmeyer served on the board of directors of Quest Software, Inc., a software company that was acquired by Dell Inc. From July 2006 to February 2011, Mr. Klausmeyer served as the Chief Financial Officer of The Planet, Inc., a pioneer in the infrastructure-as-a-service market, which was acquired by SoftLayer Technologies, Inc., which was acquired by IBM. Mr. Klausmeyer currently serves on the board of directors of Callidus Software Inc., a provider of software-as-a-service sales and marketing automation solutions. Mr. Klausmeyer holds a B.B.A. in accounting from the University of Texas.

We believe that Mr. Klausmeyer is qualified to serve as a member of our Board because of his financial, accounting and operational expertise from his prior experience as an executive and director for public and private technology companies.

Executive Officers

The following table sets forth summary information regarding our executive officers, including their ages, as of March 31, 2016:

Name	Age	Positions and Offices Held with the Company
Robert Bearden	49	Chief Executive Officer and Chairman of the Board of Directors
Shaun Connolly	52	Vice President, Corporate Strategy
Herbert Cunitz	53	President
Scott Davidson	50	Chief Financial Officer
Scott Gnau	50	Chief Technology Officer
Greg Pavlik	44	Chief Product Officer
Scott Reasoner	43	Vice President, Corporate Controller and Principal Accounting Officer

Information Concerning Executive Officers

In addition to Mr. Robert Bearden, our Chief Executive Officer and the Chairman of our Board, our executive officers as of March 31, 2016 consisted of the following:

Shaun Connolly. Mr. Connolly has served as our Vice President, Corporate Strategy since December 2011. From October 2011 to December 2011, Mr. Connolly served as an independent consultant to the company. From September 2009 to September 2011, Mr. Connolly served as Vice President, Product Strategy at VMware, Inc., a cloud and virtualization company. From December 2008 to September 2009, Mr. Connolly served as Vice President, Product Management at SpringSource Inc., a provider of open source software solutions that was acquired by VMware, Inc. Mr. Connolly holds a B.S. in electrical engineering from Drexel University.

Herbert Cunitz. Mr. Cunitz has served as our President since September 2012. From September 2009 to September 2012, Mr. Cunitz served as Vice President, Global Field Operations at VMware, Inc., a cloud and virtualization company. From May 2008 to September 2009, Mr. Cunitz served as Vice President, Sales at SpringSource Inc., a provider of open source software solutions that was acquired by VMware, Inc. Mr. Cunitz holds a B.S. in electrical engineering from Columbia University and an M.B.A. from New York University.

Scott Davidson. Mr. Davidson has served as our Chief Financial Officer since April 2014. From October 2012 to April 2013, Mr. Davidson served as Vice President, Finance at Dell Inc., a computer manufacturer and technology company. From October 2007 to September 2012, Mr. Davidson served as Chief Financial Officer of Quest Software, Inc., an enterprise software company, which was acquired by Dell Inc. Mr. Davidson holds a B.S. in finance from Florida Atlantic University and an M.B.A. from the University of Miami.

Scott Gnau. Mr. Gnau has served as our Chief Technology Officer since April 2015. From September 1995 to April 2015, Mr. Gnau served in various roles at Teradata, Inc., an enterprise software company, most recently as President of Teradata Labs. Mr. Gnau holds a B.S. in electrical engineering from Drexel University.

Greg Pavlik. Mr. Pavlik has served as our Chief Product Officer since November 2015 and served as our Vice President, Engineering from March 2012 to November 2015. From August 2008 to March 2012, Mr. Pavlik served as Vice President, Product Development at Oracle Corporation, an enterprise software company. Mr. Pavlik holds a B.S. in materials science and engineering and an M.B.A. from the University of Pennsylvania.

Scott Reasoner. Mr. Reasoner has served as our Vice President, Controller and Principal Accounting Officer since June 2015, and served as our Vice President, Controller from June 2014 to June 2015. From October 2007 to September 2012, Mr. Reasoner served as Vice President, Corporate Controller at Quest Software, Inc., an enterprise software company. Commencing in September 2012, upon the acquisition of Quest Software, Inc. by Dell Inc., a computer manufacturer and technology company, Mr. Reasoner served as Executive Director and Controller of the Dell Software Group through December 2013. From January 2014 to June 2014, Mr. Reasoner served as Controller of Twilio, Inc., a cloud computing company. Mr. Reasoner holds a B.S. in business from California Polytechnic State University (Cal Poly) and an M.B.A. from the University of California, Irvine.

CORPORATE GOVERNANCE

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies. A copy of our corporate governance guidelines can be found on our website at investors.hortonworks.com.

Our Board and management are committed to sound corporate governance practices to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the listing standards of NASDAQ.

In addition to verifying the independence of the members of our Board and its committees (which is discussed in the section titled “Independence of the Board of Directors,” below), at the direction of our Board, we also:

•	periodically review and make changes to the charters for our audit, compensation and nominating and corporate governance committees;

•	have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	have a code of business conduct and ethics that applies to our officers, directors and employees.

In addition, we have adopted corporate governance guidelines. The nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as the following:

•	Director Independence - Independent directors must constitute at least a majority of our Board;

•	Monitoring Board Effectiveness - The Board must conduct an annual self-evaluation of the Board and its committees;

•	Board Access to Independent Advisors - Our Board as a whole, and each of its committees separately, have authority to retain independent experts, advisors or professionals as each deems necessary or appropriate; and

•	Board Committees - All members of the audit, compensation and nominating and corporate governance committees are independent in accordance with applicable NASDAQ criteria.

Meetings of the Board of Directors

Our Board held six meetings in fiscal year 2015. Each director attended at least 75 percent of all meetings of the Board and the committees on which they served that were held during fiscal year 2015. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of the Board and all meetings of the committees on which they serve. Robert Bearden, Paul Cormier and Kevin Klausmeyer attended our 2015 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at investors.hortonworks.com and may also be obtained without charge by contacting our Secretary at Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, CA 95054. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements for the benefit of an executive officer or director of the company, on our website or in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as required by the applicable rules and exchange requirements. During fiscal year 2015, no waivers were granted from any provision of the code of business conduct and ethics for the benefit of any of our executive officers or directors.

Independence of the Board of Directors

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that Paul Cormier, Peter Fenton, Martin Fink, Kevin Klausmeyer, Jay Rossiter and Michelangelo Volpi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of NASDAQ. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Related Party Transactions.”

Board’s Role in Risk Oversight

Our Board’s role in overseeing the management of our risks is conducted primarily through committees of our Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. Our full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risks Related to Compensation Policies and Practices

As part of its oversight function, our Board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on our company.

Board Leadership Structure

Robert Bearden, our Chief Executive Officer, serves as Chairman of our Board and presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. Our Board believes that the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Bearden’s leadership and years of experience as an executive in the software industry. Mr. Bearden is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Bearden possesses detailed in-depth knowledge of the issues, opportunities and challenges facing us. While we do not have a lead independent director, our Board is comprised of a majority of independent directors each of whom bring experience, oversight and expertise from outside of our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board believes that Mr. Bearden’s combined role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of the audit, compensation and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our Board that is available to stockholders on our website at investors.hortonworks.com.

Audit Committee

Our audit committee consists of Peter Fenton, Kevin Klausmeyer and Michelangelo Volpi, with Mr. Klausmeyer serving as Chairman. The composition of our audit committee meets the requirements for independence under listing standards of NASDAQ and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of NASDAQ listing standards. Mr. Klausmeyer is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). During fiscal year 2015, the audit committee held six meetings. Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions; and

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and NASDAQ listing standards. In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board may delegate to Mr. Klausmeyer the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Compensation Committee

Our compensation committee consists of Paul Cormier, Peter Fenton and Kevin Klausmeyer, with Mr. Fenton serving as Chairman. The composition of our compensation committee meets the requirements for independence under NASDAQ listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. During fiscal year 2015, the compensation committee held seven meetings. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and approves or makes recommendations to our Board regarding incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NASDAQ.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Martin Fink, Jay Rossiter and Michelangelo Volpi, with Mr. Volpi serving as Chairman. The composition of our nominating and corporate governance committee meets the requirements for independence under the listing standards of NASDAQ and SEC rules and regulations. During fiscal year 2015, the nominating and corporate governance committee held one meeting. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our Board regarding, nominees for election to our Board and its committees;

•	considers and makes recommendations to our Board regarding the composition of our Board and its committees;

•	reviews and assesses the adequacy of our corporate governance guidelines and recommends any proposed changes to our Board; and

•	evaluates the performance of our Board and of individual directors.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of NASDAQ.

Identifying and Evaluating Director Nominees

The Board has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.

Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, such factors as character, ethics, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the company’s business and industry, other commitments and the size and composition of the Board.

Minimum Qualifications

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and its respective committees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees Board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for election.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, CA 95054, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board as a whole, the non-employee directors as a group and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders and other interested parties may send such communication to our Secretary at investor@hortonworks.com or via U.S. mail or Expedited Delivery Service to: Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, CA 95054, Attn: Board of Directors c/o Secretary.

For a stockholder communication directed to the non-employee directors as a group or an individual director in his capacity as a member of the Board, stockholders and other interested parties may send such communication to the attention of the non-employee directors as a group, or to the individual director, as the case may be, at investor@hortonworks.com or via U.S. mail or Expedited Delivery Service to: Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, CA 95054, c/o Secretary.

The Secretary shall review all incoming communications and forward such communications to the appropriate member(s) of the Board. The Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board, including communications that the Secretary determines to be primarily commercial in nature, product complaints or inquiries, or materials that are patently offensive or otherwise inappropriate.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE HORTONWORKS, INC. 2014 STOCK OPTION AND INCENTIVE PLAN

Our Board believes that stock options and other stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers, non-employee directors and other key persons upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the company. The Board anticipates that providing such persons with a direct stake in our equity will assure a closer identification of the interests of such individuals with our interests and the interests of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain in service with us.

On April 18, 2016, our Board adopted, and is seeking stockholder approval of, the amendment and restatement of the Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “2014 Plan”) in the form of the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “Restated Plan”). The key differences between the 2014 Plan and the Restated Plan are as follows:

•	The maximum number of shares available for awards is being increased by 7,000,000 shares. As of March 31, 2016, a total of 2,540,750 shares remained available for issuance under the 2014 Plan.

•	The Restated Plan extends the term of the plan for ten years, until 2026.

•	The Restated Plan includes performance criteria that may be used in connection with certain performance-based awards and includes mechanisms for making awards that can be exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code (the “Code”).

•	The Restated Plan includes certain general updates.

This amendment and restatement was designed to enhance the flexibility of the administrator of the Restated Plan (the “Administrator”) in granting stock options and other awards to our officers, employees, non-employee directors, consultants and other key persons and to ensure that we can continue to grant stock options and other awards to such persons at levels determined to be appropriate by our Administrator. A copy of the Restated Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2016 of $11.30 per share, the maximum aggregate market value of the additional 7,000,000 shares of common stock that could potentially be issued under the Restated Plan is $79,100,000. The shares that will be available for issuance under the Restated Plan will be (a) authorized but unissued shares, (b) shares underlying any awards that are forfeited, cancelled, tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) under the Restated Plan and (c) shares that we otherwise reacquire. If we repurchase shares on the open market, such shares will not be added back to the Restated Plan.

As of March 31, 2016, there were stock options to acquire 9,642,652 shares of common stock outstanding under our equity compensation plans with a weighted-average exercise price of $9.54 and weighted-average remaining term of 2.13 years. In addition, as of March 31, 2016, there were 8,188,708 unvested full-value awards outstanding under our equity compensation plans. Other than the foregoing, no other awards under our equity compensation plans were outstanding as of March 31, 2016.

Qualified Performance-Based Compensation Under Code Section 162(m)

To ensure that certain awards granted under the Restated Plan to a “Covered Employee” (as defined in the Code) are eligible to qualify as “performance-based compensation” under Section 162(m) of the Code, the

Restated Plan provides that our Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following, which may be applicable to a particular organization level, unit, division, group, subsidiary or the entire company: (1) earnings before interest, taxes, depreciation and/or amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value added; (5) funds from operations or similar measures; (6) sales, bookings or revenue; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity or investment; (11) total shareholder return; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expenses; (16) margins; (17) operating efficiency; (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares; and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Our compensation committee will select the particular performance criteria applicable to performance-based compensation within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 5,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 5,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $5,000,000 for any performance cycle.

Rationale for Share Increase

The Restated Plan is critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based and equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our compensation committee and Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success. The increase in the number of shares available under the Restated Plan will enable us to continue to sufficiently attract, retain and motivate our employees through equity incentives. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

Summary of the Restated Plan

The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix A.

Plan Administration. The Restated Plan is administered by either our Board or our compensation committee, which we refer to as the Administrator. Our Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan. Our Administrator may delegate to our Chief Executive Officer and certain other officers the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Restated Plan will be our full or part-time officers, employees, directors, consultants and other key persons as selected from time to time by our Administrator in its discretion. Approximately 1,089 individuals are currently eligible to participate in the Restated Plan, including seven executive officers, approximately 1,076 other employees and contractors and six non-employee directors. Our Administrator will use its discretion to select from the eligible individuals to participate in the Restated Plan.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 5,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 5,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5,000,000. In addition, the number of shares issued under the Restated Plan in the form of incentive stock options shall not exceed the number of shares of stock reserved for issuance as of May 25, 2016, as cumulatively increased each January 1 thereafter by the lesser of 19,500,000 shares of stock or the Annual Increase (as defined in the 2014 Plan) for such year.

Stock Options. The Restated Plan permits the granting of (a) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (b) options that do not so qualify. Options granted under the Restated Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and employees of our subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by our Administrator but may not be less than 100 percent of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock as reported by NASDAQ on the date of grant.

The term of each option will be fixed by our Administrator and may not exceed ten years from the date of grant. Our Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated. In general (and subject only to limited exceptions), options granted under the Restated Plan are not transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to our Administrator or by delivery (or attestation to the ownership) of shares of common stock that are owned by the optionee. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, our Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

The number of options to be received under the Restated Plan by our named executive officers, current executive officers as a group, current directors who are not executive officers as a group, nominees elected as directors, associates of any such directors, executive officers or nominees, any person who could receive five percent of such options, and all employees, including current officers who are not executive officers, as a group is not determinable because grants of options under the Restated Plan are made at the discretion of our Administrator.

Stock Appreciation Rights. Our Administrator may award stock appreciation rights subject to such conditions and restrictions as our Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. Our Administrator may award shares of common stock subject to such conditions and restrictions as our Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. Our Administrator may award restricted stock units under the Restated Plan. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as our Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. Generally, restricted stock units are settled by issuing an equivalent number of shares of common stock shortly following vesting. In our Administrator’s sole discretion, it may permit an eligible recipient to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the individual’s compliance with the procedures established by our Administrator and requirements of Section 409A of the Code.

Unrestricted Stock Awards. Our Administrator may also grant shares of common stock that are free from any restrictions under the Restated Plan. Unrestricted stock may be granted in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such individual.

Performance Share Awards. Our Administrator may grant performance share awards that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as our Administrator shall determine.

Dividend Equivalent Rights. Our Administrator may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held shares of common stock. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. Our Administrator may grant cash bonuses under the Restated Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The Restated Plan provides that upon the effectiveness of a “sale event,” as defined in the Restated Plan, except as otherwise provided by the Administrator in the award agreement, all stock options, stock appreciation rights and other awards will be assumed or continued by the successor entity and adjusted accordingly to take into account the impact of the transaction. To the extent, however, that the parties to such sale event do not agree that all awards shall be assumed or continued, then such awards shall terminate. In addition, in the case of a sale event in which stock options and stock appreciation rights will be terminated, the company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share consideration paid in such transaction and the exercise price of the options or stock appreciation rights, or each participant may be permitted to exercise all of his or her outstanding options and stock appreciation rights (to the extent then exercisable) prior to the sale event.

Adjustments for Stock Dividends, Stock Splits, Etc. The Restated Plan requires our Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Restated Plan, to certain limits in the Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalizations and similar events.

No Repricing of Stock Options and Stock Appreciation Rights. The exercise price of outstanding stock options or stock appreciation rights may not be reduced or re-priced, either by amendment to the option or stock appreciation right, or by cancellation of the option or stock appreciation right in exchange for the grant of a new option or stock appreciation right with a lower exercise price, or by cancellation of the stock option or stock appreciation right in exchange for cash or other awards, without prior approval by our stockholders.

Tax Withholding. Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by our Administrator, the tax withholding obligations may be satisfied by us withholding shares of common stock to be issued pursuant to the exercise or vesting of an award or by requiring the sale of a number of shares issuable pursuant to an award.

Amendments and Termination. Our Board may at any time amend or discontinue the Restated Plan and our Administrator may at any time amend or cancel any outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which our common stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that incentive stock options granted under the Restated Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under awards qualifies as performance-based compensation under Section 162(m) of the Code, amendments to the Restated Plan shall be subject to approval by our stockholders.

Effective Date of Restated Plan. The Board adopted the Restated Plan on April 18, 2016, and the Restated Plan becomes effective on the date it is approved by stockholders. If the Restated Plan is approved by stockholders, awards of incentive options may be granted under the Restated Plan until April 18, 2026. No other awards may be granted under the Restated Plan after the date that is ten years from the date of stockholder approval. If the Restated Plan is not approved by stockholders, the 2014 Plan will continue in effect until it expires, and awards may be granted thereunder in accordance with its terms.

New Plan Benefits

Because the grant of awards under the Restated Plan is within the discretion of our Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated Plan. However, we expect that our non-employee directors will be granted equity awards in accordance with our director equity compensation policy in effect from time to time. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan and except as otherwise provided below, the following table provides information concerning the benefits that were received under the 2014 Plan by the following persons and groups during 2015: each named executive officer; all current executive officers as a group; all current directors who are not executive officers as a group; and all employees, including officers who are not executive officers, as a group.

Name	Average Option Exercise Price ($)	Number of Options	Restricted Stock Units Dollar Value ($)(1)	Number of Restricted Stock Units Awarded	Performance Stock Units Dollar Value ($) (1)	Number of Performance Stock Units Awarded
Robert Bearden, Chief Executive Officer	—	—	—	—	—	—
Scott Davidson, Chief Financial Officer	—	—	4,621,250	211,016	2,605,947	118,993
Greg Pavlik, Chief Product Officer	—	—	4,621,250	211,016	2,605,947	118,993
All Executives Group	21.22	103,152	16,084,827	734,467	12,368,463	564,770
All Non-Executive Directors Group	—	—	911,128	41,604	—	—
All Non-Executive Officer Employee Group	23.42	796,060	101,164,422	4,619,380	2,689,276	122,798

(1)	Determined based on a price per share of $21.90, which was the closing price of our common stock as reported by NASDAQ on December 31, 2015.

Equity Compensation Plan Information

The table below presents information as of December 31, 2015 for our equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	17,405,106	(2)	$9.80	4,713,663	(3)
Equity compensation plans not approved by stockholders	—		—	—
Total	17,405,106		$9.80	4,713,663

(1)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units or performance stock units, since they have no exercise price.
(2)	Comprised of shares of common stock to be issued upon the exercise of outstanding stock options and the settlement of restricted stock units and performance stock units under the 2014 Plan and the 2014 Employee Stock Purchase Plan (the “ESPP”).
(3)	Includes 2,006,015 shares remaining available for issuance under the 2014 Plan and 2,707,648 shares remaining available for issuance under the ESPP (after deducting 219,600 shares purchased under the ESPP in fiscal year 2015). The 2014 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1 by the lesser of 1,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. On January 1, 2016, the number of shares available for issuance under the 2014 Plan and the ESPP increased by 2,326,899 shares and 465,225 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

Recommendation of the Board

Our Board has voted, subject to stockholder approval, to adopt the Restated Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HORTONWORKS, INC. 2014 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2016, and we are asking you and other stockholders to ratify this appointment.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of sound corporate governance, the Board determined to submit to stockholders for ratification the appointment of Deloitte & Touche LLP. A majority of the votes properly cast is required in order to ratify the appointment of Deloitte & Touche LLP. In the event that a majority of the votes properly cast do not ratify this appointment, we will review our future appointment of Deloitte & Touche LLP.

We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). The audit committee pre-approved all services performed by Deloitte & Touche LLP in fiscal year 2015.

Audit Fees

The following table sets forth the fees billed or expected to be billed by Deloitte & Touche LLP for audit, audit-related, tax and all other services rendered for 2015 and 2014 (in thousands):

Fee Category	2015	2014
	(In thousands)
Audit Fees	$1,794	$2,576
Audit-Related Fees	—	—
Tax Fees	91	81
All Other Fees	—	8

Total Fees	$1,885	$2,665

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with our registration statements related to our IPO and our follow-on public offering, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees,” including those associated with audits of our employee benefit plan, and services related to a SOC 2 audit report.

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Hortonworks specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Hortonworks, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and under the applicable NASDAQ rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the company’s consolidated financial statements for fiscal year 2015 and met with management, as well as with representatives of Deloitte & Touche LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the PCAOB.

In addition, the audit committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company’s audited consolidated financial statements for 2015 be included in its Annual Report on Form 10-K for 2015.

Audit Committee

Kevin Klausmeyer (Chairman)

Peter Fenton

Michelangelo Volpi

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

•	attract, motivate and retain employees at the executive level who contribute to our long-term success;

•	provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align our executives’ interests with those of our stockholders; and

•	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. Our compensation committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the Chief Executive Officer, the compensation committee considers recommendations regarding salaries, bonuses and equity compensation. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. In fiscal year 2015, the compensation committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The compensation committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the compensation committee and Hortonworks’ stockholders. The compensation committee retained FW Cook for a variety of purposes, including reviewing Hortonworks’ compensation philosophy, developing its peer group, evaluating its compensation practices and performing a compensation risk assessment. FW Cook has not been engaged to perform any other work for Hortonworks. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the compensation committee has reviewed the independence of FW Cook and conducted a conflicts of interest assessment and has concluded that FW Cook is independent and that FW Cook’s work for the compensation committee has not raised any conflicts of interest.

Executive Compensation Components

Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for our executive officers, including company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2015 for services rendered in all capacities to the company for the fiscal years ended December 31, 2015 and December 31, 2014. These individuals are our named executive officers for 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Robert Bearden (4) Chief Executive Officer	2015	275,000	—	—	(5)	—		301,125	405		576,530
	2014	253,125	—	—		9,981,821	(6)	263,752	—		10,498,698
Scott Davidson (7) Chief Financial Officer	2015	300,000	—	7,770,764		—		254,729	58,061	(8)	8,383,554
	2014	183,333	—	—		2,489,555		206,369	58,274	(8)	2,937,531
Greg Pavlik (9) Chief Product Officer	2015	350,000	—	7,770,764		—		184,174	300		8,305,238

(1)	The amounts reported represent the aggregate grant date fair value of the stock awards or option awards granted to the named executive officer in our fiscal year ended December 31, 2014 or our fiscal year ended December 31, 2015, calculated in accordance with Accounting Standards Codification Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	The amounts reported include the aggregate grant date fair values of (a) restricted stock units granted in June 2015 and October 2015 and (b) performance stock units granted in June 2015 (the “June 2015 PSUs”) and October 2015 (the “October 2015 PSUs”). The grant date fair values of the June 2015 PSUs and the October 2015 PSUs were calculated assuming achievement of target levels of performance, the performance outcome judged to be probable at the time of grant. The maximum value of the June 2015 PSUs, assuming achievement of the highest level of performance (100%), is equal to the target value of the June 2015 PSUs ($1,155,234) for each of Mr. Davidson and Mr. Pavlik. The maximum value of the October 2015 PSUs, assuming achievement of the highest level of performance (100%), is equal to the target value of the October 2015 PSUs ($1,529,590) for each of Mr. Davidson and Mr. Pavlik.
(3)	The amounts reported represent performance-based cash incentives earned by each named executive officer based on the achievement of certain company and individual performance goals. Additionally, the amount reported for Mr. Davidson in fiscal year 2014 includes a one-time discretionary bonus of $50,000 in connection with his work on our IPO.
(4)	Mr. Bearden serves on the Board but is not paid additional compensation for such service.
(5)	Mr. Bearden declined to be considered for awards of restricted stock units and performance stock units in fiscal year 2015.
(6)	On February 11, 2016, Mr. Bearden voluntarily cancelled an option to purchase 1,185,000 shares of common stock, which option was granted on September 12, 2014.
(7)	Mr. Davidson became an officer as that term is defined for purposes of Section 16 of the Exchange Act in April 2014.
(8)	These amounts reflect $57,133 and $57,371 provided to Mr. Davidson for travel costs from his home in Southern California to our headquarters in Santa Clara, California in fiscal years 2014 and 2015, respectively.
(9)	Mr. Pavlik was not a named executive officer in fiscal year 2014.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards (1)						Stock Awards (2)
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Robert Bearden (4)	2/4/12	(5) (6)	384,227	—	0.54	2/8/22	—		—	—		—
	8/19/13		196,191	140,137	4.76	8/20/23	—		—	—		—
	12/31/14	(7)	177,750	1,007,250	14.22	9/11/24	—		—	—		—
Scott Davidson (8)	4/16/14	(9)	—	—	—	—	13,125		287,438	—		—
	4/16/14		11,820	35,460	8.46	4/20/24	—		—	—		—
	4/16/14		160,864	225,211	8.46	4/20/24	—		—	—		—
	9/12/14		29,052	63,915	14.22	9/11/24	—		—	—		—
	9/12/14	(10)	—	—	—	—	4,835		105,887	—		—
	6/3/15	(11)	—	—	—	—	136,364		2,986,372	—		—
	10/16/15	(12)	—	—	—	—	74,652		1,634,879	—		—
	—	(13)	—	—	—	—	5,511	(14)	120,691	39,944	(15)	874,774
	—	(16)	—	—	—	—	—		—	73,538	(17)	1,610,482
Greg Pavlik (18)	3/26/12	(19)	—	—	—	—	30,413		666,045	—		—
	8/19/13		22,461	26,260	4.76	8/20/23	—		—	—		—
	8/19/13		6,986	4,990	4.76	8/20/23	—		—	—		—
	9/12/14		1,758	12,306	14.22	9/11/24	—		—	—		—
	9/12/14		26,855	59,081	14.22	9/11/24	—		—	—		—
	6/3/15	(11)	—	—	—	—	136,364		2,986,372	—		—
	10/16/15	(12)	—	—	—	—	74,652		1,634,879	—		—
	—	(13)	—	—	—	—	5,511	(14)	120,691	39,944	(15)	874,774
	—	(16)	—	—	—	—	—		—	73,538	(17)	1,610,482

(1)	Unless otherwise indicated below, (a) each stock option was granted pursuant to the company’s 2011 Stock Option and Grant Plan (the “2011 Plan”), (b) the stock options are not immediately exercisable and (c) the shares of our common stock subject to each stock option vest over a four-year period, with 25% of the shares vesting upon completion of one year of service measured from the vesting commencement date and the balance vesting in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.
(2)	Unless otherwise indicated below, (a) each stock award was granted pursuant to the 2014 Plan and (b) each stock award vests over a four-year period, with 25% of the shares vesting upon completion of one year of service measured from the vesting commencement date and the balance vesting in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.
(3)	The market value of stock and equity incentive plan awards that have not vested is calculated by multiplying the number of shares underlying the unvested awards by the closing price of our common stock as reported by NASDAQ on December 31, 2015, which was $21.90 per share.
(4)	Pursuant to Mr. Bearden’s executive agreement, upon termination without cause (as defined in his executive agreement), his equity awards will be accelerated as if he had completed an additional 12 months of service with the company. In the event that his employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then his equity awards will fully accelerate.
(5)	The shares of stock subject to this option vest over a four-year period, with shares vesting in 48 successive equal monthly installments upon the completion of each month of service following the vesting commencement date, and are immediately exercisable. Early-exercised stock options are subject to repurchase by the company at the original exercise price, which right lapses pursuant to the stock option’s vesting schedule. 28,927 shares of stock subject to this option remain unvested as of December 31, 2015.

(6)	The stock option has full vesting acceleration in the event that there is a sale event as defined in the 2011 Plan.
(7)	The stock option vests over a five-year period, with 3% of the shares subject to the option having vested at the end of the fourth quarter of 2014, an additional 3% of the shares subject to the option having vested at the end of each quarter in 2015, an additional 5% of the shares subject to the option vesting at the end of each subsequent quarter through the end of 2017, and an additional 6% of the shares subject to the option vesting at the end of each quarter thereafter, provided that Mr. Bearden is continuously providing services to the company at each such applicable vesting date. Mr. Bearden voluntarily cancelled the stock option on February 11, 2016.
(8)	Pursuant to Mr. Davidson’s executive agreement, upon termination without cause (as defined in his executive agreement), his equity awards will be accelerated as if he had completed an additional 12 months of service with the company. Upon a change in control (as defined in his executive agreement) of the company, 50% of the unvested shares subject to his equity awards will accelerate. In the event that his employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then his equity awards will fully accelerate.
(9)	Mr. Davidson early exercised an option to purchase 22,500 shares, of which 13,125 remain unvested as of December 31, 2015.
(10)	Mr. Davidson early exercised an option to purchase 7,032 shares, of which 4,835 remain unvested as of December 31, 2015.
(11)	Shares are represented by restricted stock units pursuant to which 25% of the shares vest on the 12-month anniversary of the vesting commencement date, 12.5% of the shares vest on each of the 18-month and 24-month anniversaries of the vesting commencement date, and 25% of the shares vest on each of the 30-month and 36-month anniversaries of the vesting commencement date.
(12)	Shares are represented by restricted stock units pursuant to which 25% of the shares vest on each of the six-month, 12-month, 18-month and 24-month anniversaries of the vesting commencement date.
(13)	These performance stock units were granted on June 3, 2015.
(14)	Reflects the number of June 2015 PSUs that were earned following the end of the first performance cycle, which ended on December 31, 2015. Although the first performance cycle for the June 2015 PSUs ended on December 31, 2015 and the compensation committee certified the performance results in February 2016, the earned performance stock units will vest at June 30, 2016, the end of the second performance cycle, subject to the grantee’s continued service with the company through such date.
(15)	Reflects the target number of June 2015 PSUs that have not yet been earned or vested. Each of Mr. Davidson and Mr. Pavlik will earn (a) from 0% to 12.5% of the target number of shares following June 30, 2016, December 31, 2016 and June 30, 2017, the end of the second, third and fourth performance cycles of the June 2015 PSUs, respectively, and (b) from 0% to 25% of the target number of shares following December 31, 2017 and June 30, 2018, the end of the fifth and sixth performance cycles of the June 2015 PSUs, respectively, based on the company’s achievement of certain financial targets.
(16)	These performance stock units were granted on October 16, 2015.
(17)	Reflects the target number of October 2015 PSUs that have not yet been earned or vested. Each of Mr. Davidson and Mr. Pavlik will earn from 0% to 50% of the target number of shares following December 31, 2016 and December 31, 2017, the end of the first and second performance cycles of the October 2015 PSUs, respectively, based on the company’s achievement of certain financial targets.
(18)	Pursuant to Mr. Pavlik’s executive agreement, upon termination without cause (as defined in his executive agreement), his equity awards will be accelerated as if he had completed an additional six months of service with the company. In the event that his employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then his equity awards will fully accelerate.
(19)	Shares were purchased pursuant to a restricted stock agreement under the 2011 Plan.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We initially entered into offer letters with each of the named executive officers in connection with his employment with the company, and we have replaced these offer letters with executive agreements, as further described below, in connection with our IPO. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, target annual bonus opportunity and standard employee benefit plan participation. These agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a change in control of the company.

Robert Bearden

On October 30, 2014, we entered into an executive agreement with Mr. Bearden for the position of Chief Executive Officer. The executive agreement provides for his at-will employment and sets forth his base salary and his annual target bonus and eligibility for our benefit plans generally.

Involuntary Termination of Employment

In the event that Mr. Bearden’s employment is terminated by the company without cause (as defined in the executive agreement) and subject to delivering a fully effective release of claims, he will be entitled to cash severance equal to twelve months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, payable over twelve months, plus a monthly payment equal to our contribution towards health insurance for twelve months. In addition, except to the extent any equity award granted or purchased prior to September 12, 2014 contains more favorable terms, he will receive twelve months’ acceleration on all stock options, restricted stock and other stock-based awards held by him. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance, health benefits continuation and equity acceleration based on the length of such non-competition period, which will be payable over an additional number of months equal to the non-competition period.

Involuntary Termination of Employment in Connection with a Change in Control

In the event that Mr. Bearden’s employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then in lieu of the severance described above and subject to delivering a fully effective release of claims, he will be entitled to a lump sum cash severance payment equal to twelve months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, plus a monthly payment equal to our contribution towards health insurance for twelve months. In addition, all stock options, restricted stock and other stock-based awards held by him will immediately accelerate and become fully vested upon such termination. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance and health benefits continuation based on the length of such non-competition period.

The payments and benefits provided under his executive agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to him in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Scott Davidson

On October 30, 2014, we entered into an executive agreement with Mr. Davidson for the position of Chief Financial Officer. The executive agreement provides for his at-will employment and sets forth his base salary and his annual target bonus and eligibility for our benefit plans generally. In the event of a change in control of the company, 50 percent of his unvested and outstanding equity awards will be accelerated.

Involuntary Termination of Employment

In the event that Mr. Davidson’s employment is terminated by the company without cause (as defined in the executive agreement) and subject to delivering a fully effective release of claims, he will be entitled to cash severance equal to twelve months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, payable over twelve months, plus a monthly payment equal to our contribution towards health insurance for twelve months. In addition, except to the extent any equity award granted or purchased prior to September 12, 2014 contains more favorable terms, he will receive twelve months’ acceleration on all stock options, restricted stock and other stock-based awards held by him. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance, health benefits continuation and equity acceleration based on the length of such non-competition period, which will be payable over an additional number of months equal to the non-competition period.

Involuntary Termination of Employment in Connection with a Change in Control

In the event that Mr. Davidson’s employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then in lieu of the severance described above and subject to delivering a fully effective release of claims, he will be entitled to a lump sum cash severance payment equal to twelve months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, plus a monthly payment equal to our contribution towards health insurance for twelve months. In addition, all stock options, restricted stock and other stock-based awards held by him will immediately accelerate and become fully vested upon such termination. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance and health benefits continuation based on the length of such non-competition period.

The payments and benefits provided under his executive agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to him in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Greg Pavlik

On October 30, 2014, we entered into an executive agreement with Mr. Pavlik for the position of Vice President, Engineering. Mr. Pavlik was promoted to Chief Product Officer in October 2015. The executive agreement provides for his at-will employment and sets forth his base salary and his annual target bonus and eligibility for our benefit plans generally.

Involuntary Termination of Employment

In the event that Mr. Pavlik’s employment is terminated by the company without cause (as defined in the executive agreement) and subject to delivering a fully effective release of claims, he will be entitled to cash severance equal to six months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, payable over six months, plus a monthly payment equal to our contribution towards health insurance for six months. In addition, except to the extent any equity award granted or purchased prior to September 12, 2014 contains more favorable terms, he will receive six months’ acceleration on all stock options, restricted stock and other stock-based awards held by him. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance, health benefits continuation and equity acceleration based on the length of such non-competition period, which will be payable over an additional number of months equal to the non-competition period.

Involuntary Termination of Employment in Connection with a Change in Control

In the event that Mr. Pavlik’s employment is terminated by the company without cause or by him due to constructive termination (as defined in the executive agreement) after a change in control, then in lieu of the severance described above and subject to delivering a fully effective release of claims, he will be entitled to a lump sum cash severance payment equal to six months of his then current base salary and prorated target incentive compensation for the quarter (in the case of incentive compensation paid on a quarterly basis) or the year (in the case of incentive compensation paid on an annual basis) in which the termination occurs, plus a monthly payment equal to our contribution towards health insurance for six months. In addition, all stock options, restricted stock and other stock-based awards held by him will immediately accelerate and become fully vested upon such termination. Furthermore, to the extent he enters into a non-competition agreement, he will receive an additional amount of cash severance and health benefits continuation based on the length of such non-competition period.

The payments and benefits provided under his executive agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to him in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Senior Executive Cash Incentive Bonus Plan

Our Senior Executive Cash Incentive Bonus Plan for fiscal year 2015 (the “2015 Bonus Plan”) provided for bonus payments to eligible employees determined based upon our achievement of annual performance targets. The performance targets relate to financial or operational measures or objectives for the company (the “Corporate Performance Goals”), as well as individual performance objectives. All of our named executive officers participated in our 2015 Bonus Plan. The bonus awarded to each named executive officer under the 2015 Bonus Plan was tied to the company’s attainment of the Corporate Performance Goals and such named executive officer’s attainment of individual performance objectives.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

In September 2014, our Board adopted a policy with respect to the compensation payable to our non-employee directors, which became effective upon our IPO. Under this policy, each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our non-employee directors receive the following annual cash retainers for their service:

Director Retainers

Position	Retainer
Board Member	$30,000
Audit Committee Chair	15,000
Compensation Committee Chair or Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member other than Chair	7,500
Compensation Committee Member other than Chair or Nominating and Corporate Governance Committee Member other than Chair	5,000

Our policy provides that on the date of each annual meeting of stockholders, each non-employee continuing director will be granted an annual award of restricted stock units having a fair market value of approximately $150,000. Our policy also provided a one-time grant upon the closing of our IPO to each non-employee director of restricted stock units having a fair market value of approximately $150,000 based on the closing trading price on our IPO date. The award of restricted stock units granted will fully vest on the first anniversary of the grant date, in each case subject to the grantee’s continued service as a director through the vesting date. In addition, such awards are subject to full accelerated vesting upon the sale of the company.

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2015. Other than as set forth in the table and described more fully below, we did not pay any compensation to, reimburse any expense of (other than reimbursement of travel expenses related to participation in Board and committee meetings), make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board in 2015. Directors who are also our employees receive no additional compensation for their service as a director. During 2013, 2014 and 2015, Mr. Bearden was an employee. See “Executive Compensation – Summary Compensation Table,” above, for more information about his compensation.

Director Compensation for Fiscal Year 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Total ($)
Paul Cormier (4)	35,000	149,982	—	184,982
Peter Fenton (5)	47,500	149,982	—	197,482
Martin Fink (5)	35,000	149,982	—	184,982
Kevin Klausmeyer (6)	50,000	149,982	—	199,982
Jay Rossiter (5)	35,000	149,982	—	184,982
Michelangelo Volpi (5)	47,500	149,982	—	197,482

(1)	The amount reported represents the aggregate grant date fair value of the stock awards awarded to the director in fiscal year 2015, calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeiture related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Each restricted stock unit award was granted pursuant to our 2014 Plan. Each restricted stock unit award will fully vest on the first anniversary of the grant date, in each case subject to the grantee’s continued service as a director through the vesting date.
(3)	The amount reported represents the aggregate grant date fair value of the stock options awarded to the director in fiscal year 2015, calculated in accordance with ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeiture related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(4)	As of December 31, 2015, Mr. Cormier held options to purchase 22,500 shares of our common stock and 6,934 restricted stock units.
(5)	As of December 31, 2015, Peter Fenton, Martin Fink, Jay Rossiter and Michelangelo Volpi each held 6,934 restricted stock units.
(6)	As of December 31, 2015, Mr. Klausmeyer held options to purchase 96,226 shares of our common stock and 6,934 restricted stock units.

Insider Trading Policy and Rule 10b5-1 Sales Plans

We have an insider trading policy that prohibits our officers, directors and certain other persons from engaging in, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to the company’s common stock. Our insider trading policy permits our officers, directors and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of the company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Report of the Compensation Committee of the Board of Directors

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Hortonworks specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” with management. Based on such review and discussions, the compensation committee recommended to the Board that this “Executive Compensation” section be included in this proxy statement for the year ended December 31, 2015.

Compensation Committee

Peter Fenton (Chairman)

Paul Cormier

Kevin Klausmeyer

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have deemed shares of our common stock subject to options, restricted stock units and performance stock units outstanding as of March 31, 2016 that were exercisable or issuable or that will become exercisable or issuable within 60 days of March 31, 2016 to be outstanding and to be beneficially owned by the person holding the option or stock unit for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Named Executive Officers and Directors:
Robert Bearden (2)	2,525,451	4.4%
Scott Davidson (3)	308,756	*
Greg Pavlik (4)	327,983	*
Paul Cormier (5)	123,443	*
Peter Fenton (6)	6,655,809	11.7%
Martin Fink (7)	16,309	*
Kevin Klausmeyer (8)	58,407	*
Jay Rossiter (9)	16,309	*
Michelangelo Volpi (10)	3,433,909	6.0%
All directors and executive officers as a group (13 persons) (11)	15,207,853	26.0%
Other 5% or Greater Stockholders:
Yahoo! Inc. (12)	7,572,174	13.3%
Entities affiliated with Passport Capital (13)	6,668,505	11.7%
Entities affiliated with Benchmark Capital Partners (14)	6,639,500	11.6%
Entities affiliated with Index Ventures (15)	3,426,975	6.0%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	This table is based upon information provided by principal stockholders pursuant to Schedule 13G filed with the SEC and by the executive officers and directors. Beneficial ownership of the executive officers and directors is as of March 31, 2016, while beneficial ownership of greater than 5% of Hortonworks’ outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below. Applicable percentages are based on 57,108,280 shares of Hortonworks common stock outstanding on March 31, 2016.

(2)	Consists of (i) 227,547 shares held of record, (ii) 1,682,452 shares held by the Robert Gene Bearden Jr. Grantor Retained Annuity Trust, in which Mr. Bearden shares voting and dispositive power and (iii) 615,452 shares subject to outstanding options exercisable within 60 days of March 31, 2016.
(3)	Consists of (i) 33,532 shares held by the Scott and Taryn Davidson Family Trust dated April 4, 2006, in which Mr. Davidson shares voting and dispositive power, (ii) 256,561 shares subject to outstanding options exercisable within 60 days of March 31, 2016 and (iii) 18,663 restricted stock units that will become issuable within 60 days of March 31, 2016.
(4)	Consists of (i) 234,694 shares held by the Pavlik Trust dated March 15, 2013, in which Mr. Pavlik shares voting and dispositive power, (ii) 74,626 shares subject to outstanding options exercisable within 60 days of March 31, 2016 and (iii) 18,663 restricted stock units that will become issuable within 60 days of March 31, 2016.
(5)	Consists of (i) 101,041 shares held of record, (ii) 15,468 shares subject to outstanding options exercisable within 60 days of March 31, 2016 and (iii) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016.
(6)	Consists of (i) 9,375 shares held of record, (ii) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016 and (iii) the shares listed in footnote 14, below, which are held of record by Benchmark Capital Partners VI, L.P. and Benchmark Capital Partners VII, L.P. Mr. Fenton is a managing member of Benchmark Capital Management Co. VI, L.L.C., the general partner of Benchmark Capital Partners VI, L.P. and of Benchmark Capital Management Co. VII, L.L.C., the general partner of Benchmark Capital Partners VII, L.P., and, therefore, may be deemed to hold voting and dispositive power over the shares held by Benchmark Capital Partners VI, L.P. and Benchmark Capital Partners VII, L.P.
(7)	Consists of (i) 9,375 shares held of record and (ii) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016.
(8)	Consists of (i) 9,375 shares held of record, (ii) 42,098 shares subject to outstanding options exercisable within 60 days of March 31, 2016 and (iii) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016.
(9)	Consists of (i) 9,375 shares held of record and (ii) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016.
(10)	Consists of (i) 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016 and (ii) the shares listed in footnote 15, below, which are held of record by entities affiliated with Index Ventures. Mr. Volpi is a partner within the Index Ventures group. Advisors within the Index Ventures group provide advice to Index Ventures IV (Jersey), L.P., Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P., Index Ventures V (Jersey), L.P., Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. and Yucca (Jersey) SLP (the “Index Funds”). Mr. Volpi is involved in making recommendations to the Index Funds, but does not hold voting or dispositive power over the shares held by the Index Funds.
(11)	Includes 1,222,922 shares issuable pursuant to outstanding stock options exercisable within 60 days of March 31, 2016 and 130,154 restricted stock units that will become issuable within 60 days of March 31, 2016.
(12)	Consists of (i) 3,845,806 shares held of record and (ii) 3,726,368 shares subject to outstanding warrants which became exercisable upon the completion of our IPO. Yahoo! Inc. is a public company listed on the NASDAQ Global Select Market. The address for Yahoo! Inc. is 701 First Avenue, Sunnyvale, CA 94089.
(13)	Based solely upon Amendment No. 2 to Schedule 13G filed with the SEC on March 10, 2016 by Passport Capital, LLC (“Passport”). Passport is the investment manager to certain funds (the “Passport Funds”), which are the owners of record of the aggregate 6,668,505 shares. Under the terms of the relevant investment management agreements, Passport has the right to dispose of and vote the shares owned of record by the Passport Funds. John H. Burbank III is the sole managing member of Passport. As a result, each of Passport and Mr. Burbank may be deemed to hold voting and dispositive power over the shares held by the Passport Funds. The address for Passport is One Market Street, Steuart Tower, Suite 2200, San Francisco, CA 94105.
(14)	Consists of the following:
-	302,697 shares held of record by Benchmark Capital Partners VI, L.P. (“BCP VI”), as nominee for BCP VI, Benchmark Founders’ Fund VI, L.P. (“BFF VI”), Benchmark Founders’ Fund VI-B, L.P. (“BFF VI-B”) and related persons. Benchmark Capital Management Co. VI, L.L.C. (“BCMC VI”), the general partner of each of BCP VI, BFF VI and BFF VI-B, may be deemed to have sole voting and investment power over such shares. Alexandre Balkanski, Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky and Steven M. Spurlock are the managing members of BCMC VI, which serves as general partner to BCP VI, BFF VI and BFF VI-B, and may be deemed to share voting and investment power over the shares beneficially held by such entities. Each such person and entity disclaims the existence of a “group” and disclaims beneficial ownership of any securities (except to the extent of such person’s or entity’s pecuniary interest in such securities).

-	6,336,803 shares held of record by Benchmark Capital Partners VII, L.P. (“BCP VII”), as nominee for BCP VII, Benchmark Founders’ Fund VII, L.P. (“BFF VII”), Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”) and related persons. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”), the general partner of each of BCP VII, BFF VII and BFF VII-B, may be deemed to have sole voting and investment power over such shares. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Steven M. Spurlock and Mitchell H. Lasky are the managing members of BCMC VII, which serves as general partner to BCP VII, BFF VII and BFF VII-B, and may be deemed to share voting and investment power over the shares beneficially held by such entities. Each such person and entity disclaims the existence of a “group” and disclaims beneficial ownership of any securities (except to the extent of such person’s or entity’s pecuniary interest in such securities).

The address for these entities is 2965 Woodside Road, Woodside, CA 94062.

(15)	Based solely on the Schedule 13G filed with the SEC on February 11, 2016 by Index Ventures IV (Jersey) L.P. (“Index Ventures IV”), Index Ventures IV Parallel Entrepreneur Fund (Jersey) L.P. (“Index Ventures IV Parallel”), Index Venture Associates IV Limited (“Index IV Limited”), Index Ventures V (Jersey) L.P. (“Index Ventures V”), Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. (“Index Ventures V Parallel”), Index Venture Associates V Limited (“Index V Limited”) and Yucca Jersey SLP (“Yucca”). Consists of the following:
-	1,552,425 shares held of record by Index Ventures IV and 147,355 shares held of record by Index Ventures IV Parallel (together with Index Ventures IV, the “Index IV Funds”). As the managing general partner of the Index IV Funds, Index IV Limited may be deemed to have shared dispositive power and shared voting power over the shares owned by the Index IV Funds.
-	1,678,475 shares held of record by Index Ventures V and 13,596 shares held of record by Index Ventures V Parallel (together with Index Ventures V, the “Index V Funds”). As the managing general partner of the Index V Funds, Index V Limited may be deemed to have shared dispositive power and shared voting power over the shares owned by the Index V Funds.
-	35,124 shares held of record by Yucca. Yucca administers the co-investment vehicle that is contractually required to mirror the Index IV Funds’ and Index V Funds’ investment. As a result, Index IV Limited may be deemed to have shared dispositive and shared voting power over Yucca’s shares by virtue of its shared dispositive power over and shared voting power over the shares owned by the funds.

Director Michelangelo Volpi holds 6,934 restricted stock units that will become issuable within 60 days of March 31, 2016. Under applicable contractual agreements and investment policies, Index IV Limited, the Index IV Funds, Index V Limited, the Index V Funds and Yucca have a pecuniary interest with respect to such shares and the proceeds of their sale. Each of these funds disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein. The principal address for these entities is Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock (the “Reporting Persons”) to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. The Reporting Persons are required by SEC regulations to furnish us with copies of all such reports.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2015, all Reporting Persons complied with all applicable filing requirements, except that, inadvertently, a late Form 4 was filed on behalf of each of our non-employee directors, Paul Cormier, Peter Fenton, Martin Fink, Kevin Klausmeyer, Jay Rossiter and Michelangelo Volpi, to report the grant of restricted stock units to each non-employee director on May 13, 2015.

RELATED PARTY TRANSACTIONS

Related Party Transactions Policies and Procedures

We have adopted a related person transaction policy, pursuant to which all related person transactions are subject to review and oversight. The audit committee has the primary responsibility for reviewing and approving or disapproving such transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than five percent beneficial owner of our common stock, in each case since the beginning of the most recently completed year, or any member of their immediate family. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions.

Certain Relationships and Transactions

Other than the transactions discussed below and the compensation agreements, equity compensation policies, grants of certain equity awards and other arrangements which are discussed above in the section titled “Executive Compensation,” in 2015, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Investors’ Rights Agreement

In November 2014, we entered into an Amended and Restated Investors’ Rights Agreement (“IRA”) with certain holders of our common stock, including Yahoo! Inc., Hewlett-Packard Company, entities affiliated with Benchmark and Index Ventures, each of which is an affiliate of a member of our Board, and Teradata Corporation, each of which at that time held more than five percent of our outstanding capital stock. Holders of our common stock who are party to the IRA are entitled to rights with respect to the registration of their shares. As of February 2, 2016, Teradata was no longer a Hortonworks stockholder.

Teradata Corporation Agreement

In February 2012, we entered into a development, distribution and marketing agreement with Teradata Corporation, which at that time was a significant shareholder. Under this and subsequent arrangements, we are providing support subscription and professional services to Teradata and certain of its end users. In April 2012, we received a nonrefundable prepayment of $9.5 million from Teradata as consideration for support subscription offerings and professional services expected to be performed by us through December 2016. In June 2015, we entered into an amendment to our prior agreement with Teradata and received a second prepayment of $1.5 million in August 2015 as consideration for support subscription offerings and professional services expected to be performed by us through December 2017. As of February 2, 2016, Teradata was no longer a Hortonworks stockholder.

Yahoo! Inc. June 2014 Warrant

In June 2014, as consideration for the amendment of the rights held by Yahoo! Inc. under Section 2.11 of the IRA to approve an acquisition of Hortonworks, which removed a competitor of Yahoo! Inc. from the list of companies over which Yahoo! Inc. has such blocking rights, we issued a warrant to Yahoo! Inc. providing it with the right to purchase a number of shares of our common stock equal to one percent of the sum of (i) 45,585,496 plus (ii) the number of shares of Series D preferred stock or shares of such stock issuable upon exercise of warrants to purchase such stock (on an as converted to common stock basis) sold by us commencing on the date of the warrant and ending immediately prior to the occurrence of our IPO. As of December 31, 2015, the warrant was exercisable for 476,368 shares of our common stock. The exercise price of the warrant is $8.46 per share.

Yahoo! Inc. Commercial Agreement

In June 2011, we entered into a two-year commercial agreement with Yahoo! Inc., a holder of five percent or more of our common stock, pursuant to which we were to provide support subscription services to Yahoo! Inc. The initial total contract value was $2.0 million and was being paid in quarterly installments of $250,000. In June 2013, the commercial agreement was amended to automatically renew for an additional year on an annual basis, unless otherwise terminated by either party 60 days prior to the end of the then current renewal period. In December 2015, the commercial agreement was further amended to extend the current term until December 30, 2018, and thereafter, the commercial agreement will automatically renew for an additional year on an annual basis, unless otherwise terminated by either party 60 days prior to the end of the then current renewal period.

Other Transactions

We have granted stock options and other equity awards to our executive officers and certain of our directors. See the sections titled “Executive Compensation — Outstanding Equity Awards at December 31, 2015” and “Executive Compensation — Director Compensation for Fiscal Year 2015” for a description of these options and equity awards.

We have entered into arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.

We believe that the terms of the transactions described above were comparable to terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, our amended and restated bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board. In our indemnification agreements with these non-employee directors, we have agreed that our indemnification obligations are primary to any such other indemnification arrangements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, California 95054, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held on May 25, 2016, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 25, 2017 and no later than February 24, 2017, in order to be raised at our 2017 Annual Meeting of Stockholders. However, the amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2017 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2016. Such proposals must be delivered to our Secretary, c/o Hortonworks, Inc., 5470 Great America Parkway, Santa Clara, California 95054. If we hold our 2017 Annual Meeting of Stockholders more than 30 days before or after May 25, 2017 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Appendix A

AMENDED AND RESTATED

HORTONWORKS, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Hortonworks, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, or (vi) any other extraordinary items adjusted from the Company’s U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Registration Effective Time” means the date and time at which the registration statement on Form S-1 that is filed by the Company with respect to the Initial Public Offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of the following: (i) from and as of September 12, 2014, 12,000,000 shares of Stock, (ii) from and as of September 12, 2014, the number of shares of Stock that remained available for issuance under the Company’s 2011 Stock Option and Grant Plan, as amended (the “2011 Plan”), immediately prior to the Registration Effective Time, (iii) from and as of May 25, 2016, an additional 7,000,000 shares of Stock reserved for issuance pursuant to an amendment and restatement of the Plan as of May 25, 2016 and (iv) from and as of January 1, 2015 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by five percent (5%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Administrator (the “Annual Increase”), subject, in each case, to adjustment as provided in this Section 3. Subject to such overall limitations, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the number of shares of Stock reserved for issuance as of May 25, 2016, as set forth in this section 3(a), as cumulatively increased on each January 1 thereafter by the lesser of the Annual Increase for such year or 19,500,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). For purposes hereof, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) under the Plan and under the 2011 Plan shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 5,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d), below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 5,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $5 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent

Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or by the Administrator requiring that a certain number of shares issuable pursuant to an Award be immediately sold in order to satisfy the withholding amount due. The Administrator may require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16. SECTION 409A AWARDS

All Awards are intended to either be exempt from, or comply with, the requirements of Section 409A and the terms thereof shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary, from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and certificate of incorporation and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applied without regard to conflict of law principles.

ORIGINALLY ADOPTED: September 12, 2014

AMENDED AND RESTATED PLAN APPROVED BY THE BOARD ON:

April 18, 2016

AMENDED AND RESTATED PLAN APPROVED BY THE STOCKHOLDERS ON:

                    , 2016

PROXY	Please mark your votes like this	☒
The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3:

1.	To elect the following Class II director nominees:

01	Martin Fink	FOR	WITHHOLD	FOR ALL
02	Jay Rossiter	ALL	ALL	EXCEPT
03	Michelangelo Volpi	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	To approve the amendment and restatement of the Hortonworks, Inc. 2014 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder and extend the term thereof.

☐  FOR                  ☐  AGAINST                 ☐  ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as Hortonworks, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

☐  FOR                  ☐  AGAINST                 ☐  ABSTAIN

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

For address change/comments, mark here (see reverse for instructions).	☐

Please indicate if you plan to attend this meeting.	YES ☐ NO ☐

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) “FOR” the election of each of the nominees for director; (ii) “FOR” the approval of the amendment and restatement of the Hortonworks, Inc. 2014 Stock Option and Incentive Plan; (iii) “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iv) in the discretion of the proxies upon such other matters as may properly come before the 2016 Annual Meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2016.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

As a stockholder of Hortonworks, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2016.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1-800-690-6903		Vote Your Proxy by mail:
Go to www.proxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HORTONWORKS, INC.

The undersigned hereby appoints Robert Bearden and Scott Davidson as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Hortonworks, Inc. (the “Company”) standing in the name of the undersigned on April 8, 2016, with all powers which the undersigned would possess if present at the 2016 Annual Meeting of Stockholders of the Company to be held on May 25, 2016 or at any adjournment, continuation or postponement thereof. Receipt of the Proxy Statement for the 2016 Annual Meeting of Stockholders and the 2015 Annual Report is hereby acknowledged.

In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 p.m. Eastern Time on May 24, 2016 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2016 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the 2016 Annual Meeting of Stockholders of the Company.

Address Changes /
Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

  FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 25, 2016:

The 2016 Proxy Statement and 2015 Annual Report

are available at www.proxyvote.com